Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

OF

SKYLINE CORPORATION

(Amended and Restated as of June 1, 2017)

ARTICLE I

IDENTIFICATION

Section 1.    Name. The name of the Corporation shall be Skyline Corporation (hereinafter referred to as the “Corporation”).

Section 2.    Seal. The Corporation shall have a corporate seal which shall be as follows: a circular disc, on the outer margin of which shall appear the corporate name and state of incorporation, with the words “Corporate Seal” through the center, so mounted that it may be used to impress these words in raised letters upon paper. The seal shall be in charge of the Secretary of the Corporation.

Section 3.    Fiscal Year. The fiscal year of the Corporation shall be a 52-53 week year ending on the Sunday which is nearest to the last day of May in each year.

Section 4.    Principal Office. The principal office (the “Principal Office”) of the Corporation shall be at P.O. Box 743, 2520 By-Pass Road, Elkhart, Indiana 46515, or such other place as shall be determined by resolution of the Board.

Section 5.    Other Offices. The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require.

ARTICLE II

CAPITAL STOCK

Section 1.    Consideration for Shares. The board of directors of the Corporation (the “Board”) shall cause the Corporation to issue the capital stock of the Corporation for such consideration as has been fixed by the Board in accordance with the provisions of the Articles of Incorporation of the Corporation (the “Articles”).

Section 2.    Payment for Shares. Subject to the provisions of the Articles, the consideration for the issuance of shares of the capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however that, the part of the surplus of a Corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board as to the value of such property, labor, or services received as consideration, or the value placed by the Board upon the corporate assets in the event of a share dividend shall be conclusive. Promissory notes or future services shall not be accepted in payment or part payment of any of the capital stock of the Corporation.

Section 3.    Certificates for Shares. Certificates for shares (“Certificates”) shall be in such form, consistent with law and the Articles, as shall be approved by the Board. Certificates for each class, or series within a class, of shares shall be numbered consecutively as issued. Each Certificate shall state the name of the Corporation and that it is organized under the laws of the State of Indiana; the name of the registered holder; the number and class and the designation of the series, if any, of the shares represented thereby; and a summary of the designations, relative rights, preferences, and limitations applicable to such class and, if applicable, the variations in rights, preferences, and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that, such summary may be omitted if the Certificate states conspicuously on its front or back that the Corporation will furnish the shareholder such information upon written request and without charge. Each Certificate shall be signed (either manually or in facsimile) by (i) the Chief Executive Officer, and (ii) the Secretary, or by any two (2) or more officers that may be designated by the Board, and may have affixed thereto the corporate seal, which may be a facsimile, engraved, or printed.

Section 4.    Record of Certificates. Shares shall be entered in the original stock register or transfer book of the Corporation (the “Stock Book”) as they are issued, and subject to the provisions of the Articles, shall be transferable on the Stock Book only by: (a) delivery of the Certificate endorsed either in blank or to a specified person by the person appearing by the Certificate to be the owner of the shares represented thereby; or (b) delivery of the Certificate and a separate document containing a written assignment of the Certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the Certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 5.    Lost or Destroyed Certificates. Any person claiming a Certificate to be lost or destroyed shall make affidavit or affirmation of that fact and, if the Board or the Chief Executive Officer shall so require, shall give the Corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the Chief Executive Officer and/or the transfer agents and registrars, in such amount as the Board or the Chief Executive Officer may direct and/or the transfer agents and registrars may require, whereupon a new Certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 6.    Shareholder Addresses. Every shareholder shall furnish the Secretary of the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to such shareholder, and in default thereof notices may be addressed to the shareholder at his, her, or its last known address or at the Principal Office.

Section 7.    Uncertificated Shares. To the extent permitted by Indiana Code Section 23-1-26-7, and to the extent authorized by the Board, the Corporation may issue some or all of its shares without certificates, subject to such regulations and limitations as may be adopted by the Board.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1.    Place of Meetings. All meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat.

Section 2.    Annual Meeting. The annual meeting of the shareholders for the election of the members of the Board (the “Directors”) and for the transaction of such other business as may properly come before the meeting, shall be held at 9:00 a.m. local time on the fourth Monday in September of each year, if such day is not a legal holiday, and if a holiday, then on the next day that is not a holiday, unless the Board of Directors by resolution selects an alternative date and time for such meeting.

Section 3.    Special Meetings. Special Meetings of the shareholders may be called by the Chairman of the Board, the vice chairman of the Board, or by the Board. All requests for special meetings of the shareholders shall state the purpose or purposes thereof, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.

Section 4.    Notice of Meetings. A written or printed notice, stating the place, day, and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each holder of record of the capital stock of the Corporation entitled to notice of such meeting, at such address as appears upon the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of such meeting. Notice of any annual or special meeting of shareholders may be waived in writing by any shareholder, before or after the date and time of the meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at any shareholders’ meeting in person or by proxy shall constitute a waiver of (a) notice of such meeting, unless the shareholder at the beginning of the meeting objects to the holding of or the transaction of business at the meeting, and (b) consideration at such meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5.    Voting at Meetings. Except as otherwise provided by law or by the provisions of the Articles, every holder of the capital stock of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of stock standing in his, her, or its name on the books of the Corporation as of the record date fixed by the Board for such meeting. Notwithstanding the foregoing, no share shall be voted at any meeting: (a) upon which an installment is due and unpaid; (b) which shall have been transferred on the books of the

Corporation within ten days next preceding the date of the meeting; or (c) which belongs to the Corporation. Upon the demand of any shareholder voting in person, voting for Directors and voting upon any other question properly before a meeting shall be by ballot. A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law or the Articles.

Section 6.    Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. Such writing shall be evidenced by a signature or causing the signature to be affixed to the writing by any reasonable process, including by facsimile signature. The shareholder also may transmit, or authorize the transmission of, an electronic submission to the holder of the proxy, a proxy solicitation firm, or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission. Such electronic submission shall be accompanied by or contain information from which it can be determined that the electronic submission was transmitted or authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 7.    Quorum. Unless otherwise provided by law or the Articles, at any meeting of shareholders, a majority of the shares of the capital stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the election of Directors or for the transaction of other business. If, however, a quorum shall not be present or represented at any meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the date, time, and place of the adjourned meeting, unless the date of the adjourned meeting requires that the Board fix a new record date therefor, in which case notice of the adjourned meeting shall be given. At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

Section 8.    Organization. The Chairman of the Board, and in his absence, any Director designated by the Board including the vice chairman, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and a Secretary or the assistant secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary and assistant secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting.

Section 9.    Written Consents. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken in writing by all of the shareholders. The action so taken must be evidenced by a written consent (which may be in multiple counterparts) describing the action taken, signed by each shareholder, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent unless the consent specifies a prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed by all of the shareholders shall have the same effect as if the action taken by consent was taken at a meeting of the shareholders and may be described as having been taken at a meeting of the shareholders.

Section 10.    Shareholder List. The Secretary of the Corporation shall prepare before each meeting of shareholders a complete list of the shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each shareholder (the “Shareholder List”). Beginning five (5) business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the Principal Office or at a place identified in the meeting notice in the city where the meeting will be held, and shall be available for inspection by any shareholder entitled to vote at the meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the shareholder’s purpose, and if the Shareholder List is directly connected with the shareholder’s purpose, a shareholder (or such shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the shareholder’s expense, during the period the Shareholder List is available for inspection. The Stock Book, or a duplicate thereof, shall be the only evidence as to who are the shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

Section 11.    Notice of Shareholder Business.

(a)    At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given in accordance with Section 4 of this Article III, (ii) otherwise properly brought before the meeting by or at the direction of the Board or the chairman of the Board or Chief Executive Officer, or (iii) otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 11 (the “Proposing Shareholder”). In addition, any proposal of business must be a proper matter for shareholder action.

(b)    For business (including shareholder nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 11(a)(iii) above, the Proposing Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the shareholders or public disclosure from the Board. To be timely, a Proposing Shareholder’s notice must be delivered to or mailed and received at the Principal Office of the Corporation, not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of the close of business on the 90th day prior to such Other

Annual Meeting Date, or the close of business on the 10th day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A Proposing Shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the meeting (including shareholder nominations) (i) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s stock records, of the Proposing Shareholder, (iii) the class and number of shares of the Corporation which are owned by the Proposing Shareholder beneficially and of record together with a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned beneficially and of record for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement, or understanding with respect to such proposal between or among the Proposing Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing together with a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk, or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation, together with a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal contained in the notice, (vii) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of such proposal, and (viii) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)    Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article III (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended). In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 11. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the By-Laws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he or she should so determine, he or she shall so declare to the meeting and any such business shall not be transacted.

Section 12.    Notice of Shareholder Nominees.

(a)    Director Nominations. Nominations of persons for election to the Board of the Corporation may be made at any annual meeting of shareholders by or at the direction of the Board or by a Proposing Shareholder entitled to vote for the election of Directors at the meeting (the “Nominating Shareholder”). Such shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 11 of this Article III. The Nominating Shareholder’s notice shall set forth, in addition to the information required by Section 11, as to each person whom the Nominating Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (v) the qualifications of the nominee to serve as a Director of the Corporation as set forth in subsection (b) of this Section 12. In the event the Board or the Chief Executive Officer calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 12 and shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 12. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 12. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(b)    Director Qualifications. The following represents the non-exclusive list of criteria that must be considered by the Nominating and Governance Committee (as established in Article IV Section 12 hereof) in assessing whether any proposed candidate/nominee should be considered for membership on the Board. Generally, the criteria will be employed by the Nominating and Governance Committee when recruiting individuals for membership, as well as responding to properly submitted nominees provided to the Nominating and Governance Committee or the Board in accordance with the procedures and requirements applicable to that process. The criteria are as follows: (i) the satisfaction of applicable “independence” and eligibility requirements, such as those required of members of the Audit Committee and the Compensation Committee; (ii) the person’s professional experiences, including achievements, and whether those experiences and achievements would be useful to the Board, given its existing composition, in discharging its responsibilities; (iii) the person’s subject matter expertise, i.e., finance, accounting, legal, management, technology, strategic visioning, marketing, and the desirability of that particular expertise given the existing composition of the Board; (iv) the viewpoint, background, and demographics of the person and whether the person would positively contribute to the overall diversity of the Board; (v) the person’s professional ethics, integrity, and values; (vi) the person’s intelligence and ability to make independent analytical inquiries; (vii) the person’s stated willingness and ability to devote adequate time to Board activities, including attending meetings and development sessions and adequately preparing for those activities; (viii) the person’s service on more than three (3) public company boards, excluding the Board, unless the Nominating and Governance Committee concludes, based upon a review of all of the facts and circumstances, that such service on more than three other public company boards would not impair the ability of the proposed candidate/nominee to discharge their responsibilities as a member of the Board, and, provided further, the proposed candidate/nominee does not serve on more than five (5) other public company boards; (ix) the person’s principal business responsibilities; (x) whether the person would be able to serve on the Board for an extended period of time; (xi) whether the person has, or potentially could have, a conflict of interest which would affect the person’s ability to serve on the Board or to participate in decisions that are material to the Corporation; and (xii) whether and to what extent the person has an ownership interest in the Corporation. The foregoing criteria represent a non-exclusive list of factors to be considered when evaluating potential candidates and responding to properly submitted nominees. In each case, the then existing composition of the Board, its current and prospective needs, the operating requirements of the Corporation, and the long-term interests of the Corporation’s shareholders will be included in the mix of factors to be reviewed and assessed when performing this evaluation. The review and application of these criteria will initially be conducted by the Nominating and Governance Committee, and, following that action, the matter will then be presented to the Board for action, if appropriate and advisable. If any Board member, not a member of the Nominating and Governance Committee, requests an independent review of any candidate against these criteria, the full Board shall conduct such a review.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.    Board of Directors. The Board shall consist of a maximum of eight (8) members. The exact number of directors shall be determined by resolution of the Board and in the absence of any such resolution, the number of directors shall be seven (7). The Directors shall be elected annually at the annual meeting of the Corporation’s shareholders. Such directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Directors need not be shareholders of the Corporation. A majority of the Directors at any time shall be citizens of the United States. A member of the Board shall be elected by a vote of the majority of the Directors as Chairman of the Board, and such Chairman shall preside at all meetings of the Board.

Section 2.    Powers and Duties. In addition to the powers and duties expressly conferred upon it by law, the Articles or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles, or these By-Laws.

Section 3.    Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.    Removal. Any Director may be removed for cause at any time at any regular meeting or at such a special meeting of the shareholders of the Corporation called for such purpose, by the affirmative vote of the holders of a majority of the shares outstanding.

Section 5.    Vacancies. In case of any vacancy in the Board through death, resignation, removal, or other cause, the remaining Directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting of shareholders and until his or her successor is elected and qualified. If the vote of the remaining Directors shall result in a tie, the vacancy shall be filled by shareholders at the next annual meeting, or a special meeting, of shareholders.

Section 6.    Annual Meetings. The Board shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual Board meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Article IV, Section 7 of these By-Laws.

Section 7.    Other Board Meetings.

(a)    Regular Board Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Indiana, as shall from time to time be determined by the Board.

(b)    Special Meetings. Special meetings of the Board shall be held, either within or without the State of Indiana, whenever called by the Chairman of the Board, or the vice-chairman of the Board, or by any three of the Directors. Oral, telegraphic, or written notice shall be given, sent, or mailed not less than one day before the meeting and shall state the purposes of the meeting, and the date, place, and hour of such meeting.

(c)    Waivers of Notice. A Director may waive notice of any Board meeting before or after the date and time of the Board meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director’s attendance at or participation in a Board meeting shall constitute a waiver of notice of such meeting and assent to any corporate action taken at such meeting, unless the Director at the beginning of such meeting (or promptly upon his arrival) objects to the holding of or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 8.    Quorum. At any meeting of the Board, the presence of a majority of the Directors designated for the full Board in Section 1 of Article IV above, shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies, a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the meeting from time to time until a quorum is present. The act of a majority of the Board present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

Section 9.    Organization. The Chairman of the Board and in his absence, the vice-chairman of the Board, and in their absence any Director chosen by the Directors present, shall call meetings of the Board to order, and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of the Board, but in the absence of the Secretary, the presiding officer may appoint any Director to act as secretary of the meeting.

Section 10.    Order of Business. The order of business at all meetings of the Board shall be as follows: (i) roll call; (ii) reading of the minutes of the preceding meeting and action thereon; (iii) reports of officers; (iv) reports of committees; (v) unfinished business; (vi) miscellaneous business; and (vii) new business.

Section 11.    Executive Committee of the Board of Directors. The Board may, whenever it sees fit, by a majority vote of the number of Directors elected and qualified from time to time, designate an Executive Committee of not less than three (3) persons from its members which committee shall, except as to matters upon which the Board has acted, have and exercise the full power of the Board in the management of the business and affairs of the Corporation, including but not limited to the power to authorize dividend distributions according to a formula, method or limit, or within a range, prescribed by the Board; provided that, all business transacted by such committee shall be submitted to and be approved by the Board at their next regular or special meeting. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee.

Section 12.    Nominating and Governance Committee. The Board, by resolution of a majority of the full Board, shall appoint a Nominating and Governance Committee to consist of not less than three Directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation, and each of whom shall otherwise meet the definition of an independent director, and meet any other qualifications and requirements applicable to Nominating and Governance Committee members, as defined under the listing standards of the NYSE MKT or any other national securities exchange upon which the Corporation’s securities are listed. The functions of the Nominating and Governance Committee shall be to identify individuals qualified to become Directors and to select, or to recommend that the Board select, the Director nominees for the next annual meeting of shareholders; develop and recommend to the Board a set of corporate governance principles applicable to the Corporation; and to perform other related tasks, such as studying the size, committee structure, or meeting frequency of the Board, making studies or recommendations regarding management succession, or tasks of similar character as may be requested from time to time by the Board. The Board, by resolution of a majority of the full Board, shall designate one member of the Nominating and Governance Committee to act as chairman of the committee. The committee member so designated shall chair all meetings of the committee, chair meetings involving only non-employee Directors, coordinate an annual performance evaluation of the Corporation, coordinate evaluation of the performance of the Chief Executive Officer, and perform such other activities as may from time to time be requested by the Board.

Section 13.    Compensation Committee. The Board, by resolution of a majority of the full Board, shall appoint a Compensation Committee to consist of not less than three Directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation, and each of whom shall otherwise meet the definition of an independent director, and meet any other qualifications and requirements applicable to Compensation Committee members as defined under the listing standards of NYSE MKT or any other national securities exchange upon which the Corporation’s securities are listed. The Board shall affirmatively determine that all of the members of the Compensation Committee are independent under the listing standards described in the preceding sentence. In affirmatively determining the independence of any Director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a Director has a relationship to the Corporation which is material to that Director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (a) the source of compensation of such Director, including any consulting, advisory, or other compensatory fee paid by the Corporation to such Director; and (b) whether such Director is affiliated with the Corporation, a subsidiary of the Corporation, or an affiliate of a subsidiary of the Corporation. The functions of the Compensation Committee shall be to discharge the Board’s responsibilities relating to compensation of the Corporation’s officers and produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation; make recommendations to the Board with respect to incentive compensation plans and equity based plans and to undertake such additional similar functions and activities as may be required by other compensation plans maintained by the Corporation or as may be requested from time to time by the Board. The Board, by resolution of a majority of the full Board, shall designate one member of the Compensation Committee to act as chairman of the committee. The committee member so designated shall chair all meetings of the committee, chair meetings involving only non-employee Directors, and perform such other activities as may from time to time be requested by the Board.

Section 14.    Audit Committee. The Board shall appoint an Audit Committee, consisting of not less than three (3) Directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation, and each of whom shall otherwise meet the definition of an independent director, and meet any other qualifications and requirements applicable to Audit Committee members, as defined under the listing standards of the NYSE MKT or any other national securities exchange upon which the Corporation’s securities are listed. The Audit Committee shall, from time to time, meet with representatives of the independent certified public accountants then servicing the Corporation, review the Corporation’s systems of internal controls, and take necessary action to see that an adequate system of internal auditing is implemented. The Audit Committee may also nominate independent auditors and select and establish accounting policies. All business transacted by the Audit Committee shall be submitted to the Board at its next regular or special meeting.

Section 15.    Election Regarding Staggered Board Provision. The Corporation elects not to be governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law.

ARTICLE V

OFFICERS OF THE CORPORATION

Section 1.    Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary, and such other officers as may be designated from time to time by the Board. Except for the three designated officers as set forth in the preceding sentence, two or more offices may be held by the same person. The Board by resolution may create and define the duties of the offices of the Corporation and may elect or appoint persons to fill such offices.

Section 2.    Election of Officers. The officers of the Corporation shall be elected by the Board at the annual Board meeting and shall hold office for one (1) year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that, the Board may at any time elect one or more persons to new or different offices and/or change the title, designation, and duties and responsibilities of any of the officers consistent with the law, the Articles, and these By-Laws.

Section 3.    Vacancies. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board, and the officer so elected shall hold office until his successor is chosen and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the full Board.

Section 4.    Chief Executive Officer. Notwithstanding the Board’s discretion to create such offices as it may designate, the Corporation shall at all times have a Chief Executive Officer. This individual shall have primary responsibility for the day-to-day operations of the business, shall have responsibility for executing and filing such documents as may be required with governmental and regulatory agencies, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned by the Board.

Section 5.    Secretary. The Secretary shall have the custody and care of the corporate seal (if one exists), records, minutes, and the Stock Book of the Corporation; shall (unless other arrangements for taking of the minutes are made by the Board) attend all shareholders’ meetings and Board meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all shareholders’ meetings and Board meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board or the Chief Executive Officer.

Section 6.    Chief Financial Officer. The Chief Financial Officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation.    The Chief Financial Officer shall be the legal custodian of all moneys, notes, securities, and other valuables which may from time to time come into the possession of the Corporation. The Chief Financial Officer shall immediately deposit all funds of the Corporation coming into his or her hands in a reliable bank or other depositary to be designated by the Board, and shall keep such bank account in the name of the Corporation. The Chief Financial Officer shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these By-Laws may require or the Board may prescribe. The Chief Financial Officer may be required to furnish bond in such amount as shall be determined by the Board.

Section 7.    Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided that, a majority of the full Board concurs therein.

Section 8.    Loans to Officers and Directors. No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or Director of the Corporation.

ARTICLE VI

CORPORATE BOOKS AND RECORDS

Section 1.    Places of Keeping. Except as otherwise provided by law, the Articles, or these By-Laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the Chief Executive Officer.

Section 2.    Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars of transfers, and the principal transfer agent shall keep a stock transfer book for the transfer of all shares of the capital stock of the Corporation.

Section 3.    Stock Book. The Corporation shall keep at the Principal Office the original Stock Book or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, another record of the shareholders in a form that permits preparation of a list of the names and addresses of all the shareholders, in alphabetical order by class of shares, stating the number and class of shares held by each shareholder (the “Record of Shareholders”).

Section 4.    Inspection of Corporate Records. Any shareholder (or the shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and copy at his expense, after giving the Corporation at least five (5) business days’ written notice of his demand to do so, the following corporate records: (1) the Articles; (2) these By-Laws; (3) resolutions adopted by the Board with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (4) minutes of all shareholders’ meetings and records of all actions taken by the shareholders without a meeting (collectively, “Shareholders Minutes”) for the prior three (3) years; (5) all written communications by the Corporation to the shareholders including the financial statements furnished by the Corporation to the shareholders for the prior three (3) years; (6) a list of the names and business addresses of the current Directors and the current officers of the Corporation; and (7) the most recent annual report of the Corporation as filed with the Secretary of State of Indiana. Any shareholder (or the shareholder’s agent or attorney authorized in writing) shall also be entitled to inspect and copy at his expense, after giving the Corporation at least five (5) business days’ written notice of his demand to do so, the following corporate records, if his demand is made in good faith and for a proper purpose and describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose: (1) to the extent not subject to inspection under the previous sentence, Shareholders Minutes, excerpts from minutes of Board meetings and of committee meetings, and records of any actions taken by the Board or any committee without a meeting; (2) appropriate accounting records of the Corporation; and (3) the Record of Shareholders.

Section 5.    Record Date. The Board may, in its discretion, fix in advance a record date not more than seventy (70) days before the date (a) of any shareholders’ meeting, (b) for the payment of any dividend or the making of any other distribution, (c) for the allotment of rights, or (d) when any change or conversion or exchange of shares shall go into effect. If the Board fixes a record date, then only shareholders who are shareholders of record on such record date shall be entitled (a) to notice of and/or to vote at any such meeting, (b) to receive any such dividend or other distribution, (c) to receive any such allotment of rights, or (d) to exercise the rights in respect of any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of shares on the Stock Book after such record date.

ARTICLE VII

CHECKS, DRAFTS, DEEDS, AND SHARES OF STOCK

Section 1.    Checks, Drafts, Etc. All checks, drafts, or orders for the payment of money of or to the Corporation shall, unless otherwise directed by the Board or otherwise required by law, be signed or endorsed by one or more officers as authorized in writing by the Chief Executive Officer. In addition, the Chief Executive Officer may authorize any one or more employees of the

Corporation to sign checks, drafts, and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the Chief Executive Officer for any one check, draft, or order. When so authorized by the Chief Executive Officer, the signature of any such officer or employee may be a facsimile signature.

Section 2.    Deeds, Notes, Bonds, Mortgages, Contracts, Etc. All deeds, notes, bonds, and mortgages made by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name by the Chief Executive Officer or any other officer so authorized by the Board and, when necessary or required, the Secretary shall attest the execution thereof. All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any officer or by any other employee designated by the Chief Executive Officer to execute such contracts and agreements.

Section 3.    Sale or Transfer of Stock. Subject always to the further orders and directions of the Board, any share of stock issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, and said endorsement shall be duly attested by the Secretary either with or without affixing thereto the seal of the Corporation (if any).

Section 4.    Voting of Stock of Other Corporations. Subject always to the further orders and directions of the Board, any share of stock issued by any other corporation and owned or controlled by the Corporation (an “Investment Share”) may be voted at any shareholders’ meeting of such other corporation by the Chief Executive Officer of his or her designee. Whenever, in the judgment of the Chief Executive Officer, it is desirable for the Corporation to execute a proxy or give a shareholder’s consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, and, when necessary or required, shall be attested by the Secretary either with or without affixing thereto the seal of the Corporation (if one exists). Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote an Investment Share the same as such Investment Share might be voted by the Corporation.

ARTICLE VIII

PROVISIONS FOR REGULATION OF BUSINESS AND

CONDUCT OF AFFAIRS OF CORPORATION

Section 1.    Indemnification.

(a)    Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (the “Act”) (Ind. Code §§ 23-1-37, et seq.) which are used in this Article VIII shall have the same definitions for purposes of this Article VIII as they have in such chapter of the Act.

(b)    Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise whether or not for profit, against liability and expenses, including attorneys’ fees, incurred by him or her in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he or she is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he or she is adjudged to have breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all Directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a Director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the Director’s or officer’s good faith belief that such Director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the Director or officer to repay the amount paid by the Corporation if it is ultimately determined that the Director or officer is not entitled to indemnification by the Corporation.

(c)    Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board, fully or partially provide the same rights of indemnification and reimbursement as herein above provided for Directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise whether or not for profit.

(d)    Non-Exclusive Provision. The indemnification authorized under this Section 1 of Article VIII is in addition to all rights to indemnification granted by Chapter 37 of the Act (Ind. Code §§ 23-1-37, et seq.) and in no way limits the indemnification provisions of such chapter.

Section 2.    Exclusive Forum for Certain Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit or Superior Courts of Elkhart County, State of Indiana, or the United States District Court in the Northern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of fiduciary duty owed by any Director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Act, the Corporation’s Articles, or these By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE VIII

AMENDMENTS

Section 1.    Amendments. These By-Laws may be adopted, amended, or repealed at any meeting of the Board by the vote of a majority of the number of Directors in office at the time such vote is taken, unless the Articles provide for the adoption, amendment, or repeal by the shareholders, in which event, action thereon may be taken at any meeting of the shareholders by the vote of a majority of the voting shares outstanding.